Exhibit 10(v)

AMENDMENT NO. 1

NUCOR CORPORATION

2014 OMNIBUS INCENTIVE COMPENSATION PLAN

as amended and restated effective February 21, 2022

THIS AMENDMENT NO. 1 (this “Amendment”) to the 2014 Omnibus Incentive Compensation Plan, as amended and restated effective February 21, 2022 (the “Plan”) is adopted as of the 14th day of September, 2023, by NUCOR CORPORATION, a Delaware corporation (the “Company”).

Statement of Purpose

The Company maintains the Plan and two supplements to the Plan: the Nucor Corporation Senior Officers Annual Incentive Plan (the “AIP”) and the Nucor Corporation Senior Officers Long-Term Incentive Plan (the “LTIP”, and collectively with the Plan and the AIP, the “Incentive Plans”), to provide incentive compensation to senior officers of the Company. The Company desires to amend the Incentive Plans to provide that, pursuant to recent updates in law, the Company is required to recoup certain incentive compensation received by executive officers in the event of a restatement of the Company’s financial results due to material noncompliance with financial reporting requirements.

NOW, THEREFORE, the Company does hereby declare that the Incentive Plans are hereby amended effective as of the date hereof as follows:

. Section 14.16 of the Plan is deleted in its entirety and replaced with the following:

“14.16 Recoupment of Awards. All incentive-based compensation received by any current or former Participant in the Plan, including any incentive-based compensation that is earned, awarded, or becomes vested in whole or in part based on an Award, shall be subject to recovery pursuant to the Nucor Corporation Executive Officer Incentive Compensation Recovery Policy, as amended, superseded or replaced from time to time (the “Policy”), the terms and provisions of which are incorporated by reference into this Plan and any Award Agreement hereunder, and each Award shall be deemed to include, as a condition to the Award, an agreement by the Participant to abide by the terms of the Policy. Any Award hereunder shall also be subject to rights of recovery that may be available to the Company under applicable law, rule or regulation or pursuant to the terms of any other policy of the Company or any provision in any employment agreement.”

2. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized officer as of the day and year first above written.

NUCOR CORPORATION

By: /s/ Stephen Laxton

Name: Stephen Laxton

Title: CFO